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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

In connection with the Form 8-K of Seacoast Financial Services Corporation, we consent to the incorporation by reference of our report dated January 21, 2000, relating to the consolidated balance sheets of Home Port Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Home Port Bancorp, Inc.

                                                  /s/ KPMG LLP

Boston Massachusetts
January 11, 2001